                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                          MPOWER HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           MPOWER HOLDING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mpower Holding Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mpower Holding Corporation (the "Company") will be held at Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, on Tuesday, August 24, 2004 at 10:00 a.m. local time, for the following purposes:

          (1) To elect two Class I Directors; and

          (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on June 30, 2004, will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at our company's headquarters, 175 Sully's Trail, Suite 300, Pittsford, NY 14534, and at the annual meeting.

     It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman
                                          Secretary

July 7, 2004
Pittsford, New York

                           MPOWER HOLDING CORPORATION
                               175 SULLY'S TRAIL
                                   SUITE 300
                              PITTSFORD, NY 14534
                                 (585) 218-6550

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 24, 2004

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on August 24, 2004, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois, 60666 on Tuesday, August 24, 2004, at 10:00 a.m. local time. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about July 9, 2004. Our annual report for the year ended December 31, 2003, is being sent to each stockholder of record along with this proxy statement.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during the 2003 year and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, June 30, 2004, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 78,454,844 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You can vote your shares using one of the following methods:

     - Vote through the Internet at the website shown on the proxy card

     - Vote by telephone using the toll-free number shown on the proxy card

     - Complete and return a written proxy card

     Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 8:00 p.m., Eastern time, on Monday, August 23, 2004. Proxy cards must be received by us before 10:00 a.m. on Tuesday, August 24, 2004 to be counted.

     You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have voted by Internet, telephone or on a written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Mpower Holding Corporation, 175 Sully's Trail, Suite 300, Pittsford, New York 14534, Attention Russell I. Zuckerman, Secretary.

WHAT ARE THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of Class I Directors.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes cast, votes to "WITHHOLD AUTHORITY" with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than the election of directors. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

HOW WILL PROXIES BE SOLICITED?

     Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

IS THERE ELECTRONIC ACCESS TO THE PROXY MATERIALS AND ANNUAL REPORT?

     Yes. This proxy statement and our annual report are available on our web site, www.mpowercom.com.

                                STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table shows information known to us with respect to beneficial ownership of common stock as of June 30, 2004, by (A) each director,
(B) each of the executive officers named in the Summary Compensation Table beginning on page 14, (C) all executive officers and directors as a group and
(D) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

                                                          NUMBER OF SHARES      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)   OWNERSHIP(2)
------------------------                                ---------------------   -------------
West Highland Capital, Inc.(3)........................        8,656,627             11.03%
Aspen Advisors, LLC(4)................................        5,762,200              7.33%
Rolla P. Huff, chief executive officer and chairman of
  the board(5)........................................        2,661,257              3.29%
S. Gregory Clevenger, executive vice president and
  chief financial officer(6)..........................        1,396,870              1.75%
Joseph M. Wetzel, president and chief operating
  officer(7)..........................................        1,266,249              1.59%
Steven A. Reimer, senior vice president(8)............          365,833                 *
Michael E. Cahr, director(9)..........................          275,000                 *
Roger J. Pachuta, senior vice president(10)...........          237,062                 *
Robert M. Pomeroy, director(11).......................          230,000                 *
Michael M. Earley, director(12).......................          205,000                 *
Richard L. Shorten, Jr., director(13).................          205,000                 *
Anthony J. Cassara, director(14)......................          133,333                 *
Andrew D. Lipman, director............................               --                --
All executive officers and directors as a group (17
  persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15).....        8,557,415              9.87%

---------------

  *  Less than 1% of total.

 (1) In accordance with the Securities and Exchange Commission's rules, each beneficial owner's holdings have been calculated assuming the full exercise of options held by the holder which are currently exercisable or which will become exercisable within 60 days after the date indicated and no exercise of options held by any other person.

 (2) Applicable percentage of ownership for each holder is based on 78,454,844 shares of Common Stock outstanding on June 30, 2004, plus any Common Stock equivalents and presently exercisable stock options held by each such holder, and options held by each such holder which will become exercisable within 60 days after June 30, 2004.

 (3) Information is based on a Form 4 filed with the Securities and Exchange Commission on April 12, 2004. West Highland Capital, Inc. ("WHC") is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares owned by them. Lang H. Gerhard is the sole shareholder of WHC and the manager of Estero Partners, LLC, which is a general partner with WHC of West Highland Partners, LP, an investment limited partnership ("WHPLP"). Each of the foregoing is identified on a previously filed Schedule 13G as having shared dispositive power of the shares owned by WHC. WHC, Estero and Gerhard are identified in the previously filed Schedule 13G as a group, and WHPLP disclaims membership in the group. The filings by this owner indicate that Estero Partners and WHPLP each share the power to vote and dispose of 7,742,104 shares. The filings indicate that WHC and Gerhard each share the power to vote and dispose of an additional 914,523 shares for a total of 8,656,627 shares. The address of West Highland Capital, Inc. is 300 Drake's Landing Road, Suite 290, Greenbrae, CA 94904.

 (4) Information is based in part on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004 by Aspen Partners, Aspen Capital LLC (general partner of Aspen Partners), Aspen Advisors LLC (investment advisor to Aspen Partners) and Nikos Hecht (managing member of Aspen Capital LLC and Aspen Advisors LLC). Aspen Partners directly owns 4,225,141 shares (including 139,000 shares issuable upon exercise of presently exercisable warrants), and Aspen Advisors LLC and Nikos Hecht share the power to vote and dispose of 5,762,200 shares. Aspen Partners, Aspen Capital, Aspen Advisors and Hecht each share the power to vote and dispose of 4,225,141 shares. Aspen Advisors and Hecht share the power to vote and dispose of an additional 1,537,059 shares (including 61,000 shares issuable upon exercise of presently exercisable warrants). The address of Aspen Partners and its affiliates is 152 West 57th Street, 46th Floor, New York, New York 10019.

 (5) Mr. Huff's ownership includes options to purchase 2,536,134 shares which are presently exercisable. Also includes 25 shares owned by Mr. Huff's wife, of which shares Mr. Huff disclaims beneficial ownership.

 (6) Mr. Clevenger's ownership includes options to purchase 1,355,624 shares which are presently exercisable.

 (7) Mr. Wetzel's ownership includes options to purchase 1,241,249 shares which are presently exercisable.

 (8) Mr. Reimer's ownership includes options to purchase 335,833 shares which are presently exercisable.

 (9) Mr. Cahr's ownership includes options to purchase 205,000 shares which are presently exercisable.

(10) Mr. Pachuta's ownership includes options to purchase 237,000 shares which are presently exercisable.

(11) Mr. Pomeroy's ownership includes option to purchase 205,000 shares which are presently exercisable.

(12) Mr. Earley's ownership includes options to purchase 205,000 shares which are presently exercisable.

(13) Mr. Shorten's ownership includes options to purchase 205,000 shares which are presently exercisable.

(14) Mr. Cassara's ownership includes options to purchase 133,333 shares which are presently exercisable.

(15) Includes presently exercisable options to purchase 1,591,586 shares which are held by executive officers not named above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us with respect to transactions during 2003, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with except that Russell Shipley filed on September 17, 2003 a Form 4 to report options granted to him as of July 28, 2003.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     Our by-laws provide that there shall be not less than three, nor more than nine directors. Our board of directors currently consists of seven directors, and our board of directors has determined that the board shall consist of seven directors for the ensuing year. Each year, at least 25% of our board of directors is to be elected. Our board of directors is currently divided into three classes. Class I consists of two directors -- Michael M. Earley and Robert
M. Pomeroy -- whose terms expire at this annual meeting and each of whom is a nominee for re-election. The Class II directors are Michael E. Cahr and Richard
L. Shorten, Jr., who will serve until the second annual meeting after November 12, 2003 (currently expected to be 2005). The Class III directors are Rolla P. Huff, Anthony J. Cassara and Andrew D. Lipman, who will serve until the third annual meeting after November 12, 2003 (currently expected to be 2006). All directors elected in 2004 or after will have a three-year term.

     The following table sets forth certain information with respect to our board of directors as of June 30, 2004:

NAME                                   AGE                POSITION                DIRECTOR SINCE
----                                   ---                --------                --------------
Rolla P. Huff........................  47    Chief Executive Officer, Chairman         1999
                                             of the Board
Michael E. Cahr(1)(2)(3).............  64    Director                                  2002
Anthony J. Cassara(2)(3).............  49    Director                                  2003
Michael M. Earley(1).................  49    Director                                  2002
Andrew D. Lipman(3)..................  52    Director                                  2004
Robert M. Pomeroy(1).................  42    Director                                  2002
Richard L. Shorten, Jr...............  36    Director                                  2002

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

     Our board of directors has determined that Michael E. Cahr, Anthony J. Cassara, Michael M. Earley, Andrew D. Lipman and Robert M. Pomeroy are independent under the rules of the American Stock Exchange.

NOMINEES FOR ELECTION AS DIRECTORS

     Two directors are to be elected at this annual meeting. The nominating committee of our board of directors has nominated Michael M. Earley and Robert
M. Pomeroy, the two current members of the board constituting Class I directors, to be re-elected for a three-year term expiring in 2007. Each elected director will hold office until his term expires and until his successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Michael M. Earley has served on our board of directors since July 30, 2002. Mr. Earley's current term as a director will expire in 2004. Mr. Earley has been an advisor to a number of businesses, acting in a variety of management roles since 1997. He was appointed president and chief executive officer of Metropolitan Health Networks, Inc., a provider of healthcare services, in March 2003. From January 2001 until March 2003,

Mr. Earley was self-employed as a business advisor. During 2000 and 2001, Mr. Earley was a consultant to and acting chief executive officer of Collins Associates, an institutional money management firm. From 1998 to 1999, Mr. Earley served as principal and owner of Triton Group Management Inc, a business advisory concern. From 1994 to 1997, Mr. Earley served as president of Triton Group Ltd., a public diversified holding company. From 1991 to 1993, Mr. Earley was senior vice president, chief financial officer and director of Intermark, Inc. and Triton Group Ltd., during which time the two companies were restructured and consolidated through a pre-arranged Chapter 11 proceeding. From 1986 to 1990, Mr. Earley held the positions of chief financial officer of Triton Group Ltd. and vice president, corporate development for Triton Group Ltd. and Intermark, Inc. Mr. Earley was controller for International Robomation/Intelligence from 1983 to 1985 and an audit and tax member of the Ernst & Whinney accounting firm from 1978 to 1983.

     Robert M. Pomeroy has served on our board of directors since July 30, 2002. Mr. Pomeroy's current term as a director will expire in 2004. Since January 2004, Mr. Pomeroy has been the chief executive officer of Gotham Donutz LLC, an owner/operator of quick service restaurants. From August 2001 until January 2004, Mr. Pomeroy was a self-employed financial consultant. From September 2000 to August 2001, Mr. Pomeroy was the chief financial officer of Graphnet, Inc., a multinational data communications carrier. From June 1999 to August 2000, Mr. Pomeroy was a vice president and equity research analyst for Goldman Sachs & Co. where he covered the telecommunications industry. Prior to Goldman Sachs, Mr. Pomeroy was a vice president and equity research analyst with Credit Suisse First Boston from May 1998 to June 1999. Additionally, Mr. Pomeroy is a certified public accountant with substantial auditing experience with multinational public accounting firms.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO OUR BOARD OF DIRECTORS. PLEASE NOTE THAT PROXIES CANNOT BE VOTED FOR MORE THAN TWO DIRECTORS.

DIRECTORS WHOSE TERM OF OFFICE CONTINUES

     Rolla P. Huff currently serves as our chief executive officer and has been chairman of our board of directors since July 2001. Mr. Huff was elected to our board of directors pursuant to the terms of his employment agreement. In addition, the terms of our reorganization plan implemented upon the completion of our bankruptcy proceeding provides for our chief executive officer to serve on our board of directors. Mr. Huff's current term as a director will expire in 2006. Mr. Huff was elected as our chief executive officer and president and as a member of our board of directors in November 1999. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and Mr. Huff served as senior vice president and chief financial officer of that company from 1995 to 1997. From 1994 to 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T.

     Michael E. Cahr has served on our board of directors since July 30, 2002. Mr. Cahr's current term as a director will expire in 2005. Since April 1999, Mr. Cahr has been president and chief executive officer of Saxony Consultants. He also served as president of that company from 1980 to 1987. During the interim, from 1994 to March 1999, Mr. Cahr served as chairman, president and chief executive officer of Allscripts, a medication management solutions company. From 1987 to 1994, Mr. Cahr was venture group manager for Allstate Venture Capital. Mr. Cahr was president, chief executive officer and owner of Abbey Fishing Company from 1973 to 1980. From 1963 to 1973 Mr. Cahr held various positions at Sun Chemical Corporation. Mr. Cahr also serves as a director of Lifecell Corporation and PacificHealth Laboratories, Inc.

     Anthony J. Cassara has served on our board of directors since May 2003. Mr. Cassara's current term as a director will expire in 2006. Since January 2001, Mr. Cassara has been president of Cassara Management Group, Inc., a privately-held business consulting practice focusing on the telecommunications industry. Prior to founding this firm, Mr. Cassara was president of the carrier services division of Frontier Corporation from April 1996 to September 1999, and after Frontier was acquired by Global Crossing continued in that position until December 2000. During his sixteen years with Frontier and Global Crossing from 1984 until December 2000, Mr. Cassara held many executive positions in various domestic and international business units.

Mr. Cassara also served as chief executive officer of Pangea, a telecommunications company, from February 2001 until September 2001. Mr. Cassara serves as a director of American Communications Network, Inc., Eschelon Telecom, Inc., InSciTek Microsystems, Inc. and Teleglobe International Holdings, Inc.

     Andrew D. Lipman was selected to serve on our board of directors in April 2004. Mr. Lipman's current term as a director will expire in 2006. Since 1988, Mr. Lipman has been a partner in the Washington, D.C. law firm of Swidler Berlin Shereff Friedman, where he heads the firm's telecommunications practice. He is currently vice chairman of the firm. Mr. Lipman also served from 1988 until 1997 as senior vice president legal and regulatory affairs for MFS Communications, at the time, a large local competitive telecommunications carrier. Mr. Lipman also serves as a director of NuSkin Corporation, TMNG, Inc., and NHC Corporation.

     Richard L. Shorten, Jr. has served on our board of directors since July 30, 2002. Mr. Shorten's current term as a director will expire in 2005. Since August 2000, Mr. Shorten has been the managing member of Silvermine Capital Resources, LLC, a specialty merchant bank focused in the telecommunications and technology sectors and, since August 2001, he has been a partner with Pacific Alliance Limited, LLC. Mr. Shorten has been a director and on the audit committee of First Avenue Networks, Inc., since November 2001 and is currently chairman of the board of directors of that company. As of September 2003, Mr. Shorten is also a director and member of the compensation and governance committees of AboveNet, Inc. (formerly MetroMedia Fibernet). From May 2000 to August 2001, Mr. Shorten was executive vice president and director of Graphnet, Inc. From December 1999 to April 2000, Mr. Shorten served as senior vice president of Data Services for Viatel Inc., following the company's acquisition of Destia Communications, Inc. where he held the position of senior vice president from December 1997 to December 1999. Mr. Shorten was a corporate associate with the Cravath, Swaine and Moore law firm from 1992 to 1997.

     Robert M. Pomeroy, Michael E. Cahr, Richard L. Shorten, Jr. and Michael M. Earley were selected as directors effective July 30, 2002 as designees of the holders of our senior notes due 2010 in accordance with the terms of our reorganization plan implemented upon the completion of our bankruptcy proceeding. This plan provided that these individuals will serve for a term of two years during which they could not be removed without cause.

     Our board of directors has determined that Robert M. Pomeroy be designated as our "audit committee financial expert" and that he is independent within the meaning of the rules of the Securities and Exchange Commission.

     None of our current directors is related to any other director or to any executive officer of ours.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

  AUDIT COMMITTEE

     Prior to August 28, 2003, the audit committee was comprised of Messrs. Pomeroy (Chairman), Cahr, Earley and Shorten, each of whom is a non-employee director. Since August 28, 2003, the audit committee has been comprised of Messrs. Pomeroy (Chairman), Cahr and Earley, each of whom is independent under the American Stock Exchange listing standards. Robert Pomeroy has been identified as the audit committee financial expert. Our audit committee met six times during the 2003 fiscal year.

     Our board of directors and the audit committee have adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter was attached to our 2003 proxy statement and the charter has not been revised since then. Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.

     The purpose of the audit committee is to assist the board of directors in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. Under its charter, the responsibilities of the audit committee include:

     - appointing, compensating and overseeing the work performed by the independent auditors;

     - reviewing the audited financial statements, quarterly financial statements and all internal controls reports;

     - discussing with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the auditors to communicate to the audit committee matters related to the conduct of the audit);

     - reviewing and discussing with management and the independent auditors each quarterly report on Form 10-Q and annual report on Form 10-K prior to filing;

     - meeting privately with the independent auditors and with our internal auditors, as well as our financial staff and management, to review our accounting practices, internal accounting controls and such other matters as the audit committee deems appropriate;

     - reporting to the board of directors its conclusions with respect to the matters that the audit committee has considered; and

     - reviewing and reassessing the adequacy of its charter annually and recommending to the board of directors any necessary amendments for approval.

  COMPENSATION COMMITTEE

     Prior to August 28, 2003, the compensation committee was comprised of Messrs. Earley, Cahr, Pomeroy and Shorten, each of whom is a non-employee director. Since August 28, 2003, the compensation committee has been comprised of Messrs. Cahr (Chairman) and Cassara, each of whom is a non-employee director and is independent under the American Stock Exchange listing standards. Our compensation committee met six times during the 2003 fiscal year.

     The compensation committee is empowered and authorized, among other things, to: (i) approve the compensation levels, including the annual salary, bonus, and other benefits of each executive officer whose annual base salary is in excess of $250,000; (ii) approve all incentive payments to each executive officer who also serves as a member of the board of directors; (iii) administer our stock option plan; and (iv) review and approve any new employee benefit plan or change to an existing plan.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee consists of Michael E. Cahr and Anthony J. Cassara. Neither of the members of the compensation committee ever served as officers or employees of our company. No interlocking relationship existed during the 2003 fiscal year between any executive officer of our company and the board of directors or compensation committee of another company.

  NOMINATING COMMITTEE

     On August 28, 2003, our board of directors established a nominating committee that is authorized and empowered to submit to the entire board of directors for its approval the committee's recommendations for nominees to the board of directors. The board of directors appointed Messrs. Huff (chairman of the committee), Cassara and Shorten as members of the nominating committee. Effective as of April 28, 2004, the nominating committee consists of Messrs. Cahr, Cassara and Lipman. All of the current members of our nominating committee are independent under the rules of the American Stock Exchange. Our nominating committee did not meet during the 2003 fiscal year.

     The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.mpowercom.com by following the links under "Investor Relations."

     To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for re-election, the nominating committee will evaluate each incumbent's continued service, in light of the board's collective requirements, at the time such director's class comes up for re-election. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating committee will review the qualifications of each candidate. Final candidates generally will be interviewed by our chairman of the board and one or more other board members. The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.

     The nominating committee's charter provides general qualifications nominees should meet. These qualifications include the following:

     - Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience in areas that are relevant to our business activities.

     - Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

     - A director should disclose the director's consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director's service to us. The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director's service to our board.

     Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders.

     In addition, the nominating committee will consider for inclusion in the board's annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board's slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder's nominee for inclusion with the board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

     A stockholder nominee submitted for inclusion in the board's slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the board's slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

     The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors met 43 times during our 2003 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2003 year. All six members of our board of directors attended our 2003 annual meeting of stockholders. It is the policy of our board that at least three of its members attend each annual meeting of stockholders so that the board is adequately represented.

     Independent members of our board may be contacted by letter directed to the named member in care of Mpower Holding Corporation, Corporate Secretary, 175 Sully's Trail, Suite 300, Pittsford, New York 14534. The sealed envelope will be sent on to the addressee by our corporate secretary.

COMPENSATION OF DIRECTORS

     Outside directors Cahr, Earley, Pomeroy and Shorten have each received $48,000 as compensation for their services in 2003. Outside director Cassara, appointed to the board on April 25, 2003, received approximately $32,000 as compensation for his services in 2003. Our outside directors will each receive quarterly payments, in advance, of $12,000, paid on January 1, April 1, July 1, and October 1, 2004, as compensation for their services as board members for 2004. During 2003, outside director Mr. Cassara received 150,000 non-qualified stock options, with one-third vesting on the grant date and one-third on each of the first two anniversaries of the grant date. The options would become fully vested upon termination of the board member without cause or his resignation for good reason. The options were granted with an exercise price of $0.31 per common share, which was the market price of our stock on the date of grant. In connection with his selection to the board in April 2004, outside director Mr. Lipman received 150,000 non-qualified stock options vesting over three years. The options would become fully vested upon termination of the board member without cause or his resignation for good reason. The options were granted with an exercise price of $1.40 per share, which was the market price of our stock on the date of grant.

                          BOARD AUDIT COMMITTEE REPORT

     The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors. Our board of directors has determined that none of the members of the audit committee has a relationship with our company that may interfere with the audit committee's independence from our company and management.

     Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America and discuss with the audit committee any issues they believe should be raised.

     In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2003:

          (1) The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

          (2) The audit committee discussed with Deloitte & Touche, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards).

          (3) The audit committee received the written disclosures and the letter from Deloitte & Touche, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Deloitte & Touche, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

          (4) Based on the audit committee's review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2003.

                                          AUDIT COMMITTEE

                                          Robert M. Pomeroy (Chairman)
                                          Michael M. Earley
                                          Michael E. Cahr

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                               EXECUTIVE OFFICERS

     Our executive officers and directors, and their respective ages as of June 30, 2004, are as follows:

NAME                                        AGE                     POSITION
----                                        ---                     --------
Rolla P. Huff.............................  47    Chief Executive Officer and Chairman of the
                                                  Board
Joseph M. Wetzel..........................  48    President and Chief Operating Officer
S. Gregory Clevenger......................  40    Executive Vice President and Chief Financial
                                                  Officer
Russell I. Zuckerman......................  57    Senior Vice President, General Counsel and
                                                  Corporate Secretary
James E. Ferguson.........................  49    President, Sales and Marketing
Anthony M. Marion, Jr. ...................  52    Vice President, Information Technology
Roger J. Pachuta..........................  61    Senior Vice President, Network Services
Steven A. Reimer..........................  48    Senior Vice President, Customer Operations
Michele D. Sadwick........................  38    Vice President, Customer Base Management
Russell A. Shipley........................  41    New Technology Officer
Michael J. Tschiderer.....................  44    Vice President of Finance, Controller and
                                                  Treasurer

     Rolla P. Huff -- as a director, biographical information on Mr. Huff is located above.

     Joseph M. Wetzel currently serves as our president and chief operating officer. Mr. Wetzel joined our company as president of operations in August 2000, and served in that role from August 2000 through July 2001, at which time he assumed his current position. He also served on our board of directors from March 2002 until April 2003. From 1997 to 2000, Mr. Wetzel was vice president of technology with MediaOne Group and from 1993 to 1997 was vice president of technology with MediaOne's multimedia group. From 1977 to 1993, Mr. Wetzel served in a number of technology and operational leadership positions within US West Companies.

     S. Gregory Clevenger has served as our executive vice president and chief financial officer since April 2002. Mr. Clevenger joined our company as senior vice president -- corporate development in January 2000 and served from May 2001 to April 2002 as our executive vice president -- chief strategic and planning officer. He also served on our board of directors from March 2002 until April 2003. From 1997 to December 1999, Mr. Clevenger was vice president of investment banking at Goldman, Sachs & Co. in the communications, media and entertainment group in Singapore and New York. From 1992 to 1997, Mr. Clevenger was an associate and vice president in the investment banking division of Morgan Stanley & Co. Incorporated in New York, Hong Kong and Singapore in a variety of groups including the global telecommunications group and the global project finance and leasing group.

     Russell I. Zuckerman joined our company in January 2000 as director of national legal affairs and has served as our secretary since April 2000. Since December 2000, he has served as senior vice president, general counsel and secretary. Prior to December 2000, Mr. Zuckerman had been in private practice since 1973 with Underberg & Kessler, LLP, and served as managing partner and chairman of the firm's litigation department.

     James E. Ferguson joined our company as president of sales and marketing in July 2003. Prior to joining our company, Mr. Ferguson held senior sales leadership positions with Frontier Corporation from September 1996 until September 1999, and then with Global Crossing after its acquisition of Frontier in September 1999 until July 2003 except during the period from August 2001 until June 2002, during which he served as executive vice president -- sales for Myrient, a managed hosting company. During his seven years with Frontier and Global Crossing, Mr. Ferguson served as Frontier's president of the western division and Global Crossing's vice president of the west region, vice president of multi-national accounts and vice president of nextgen markets. Prior to Frontier/Global Crossing, Mr. Ferguson held sales management positions at Cable and Wireless, Sprint, Racal Skynetworks and GTE.

     Anthony M. Marion, Jr. joined our company in June 2000 as vice president of operations support systems planning and development. Since February 2002, he has served as vice president, information technology. Prior to joining our company, Mr. Marion was the executive vice president and chief information officer for Concentrix Corporation, an integrated customer management services business, from September 1999 to June 2000. From March 1998 to September 1999, Mr. Marion was the director of information technology for CTGT Global where he was responsible for Maxcom Telecommunications, a startup competitive local exchange carrier or CLEC in Mexico City, Mexico. Mr. Marion served as the director of applications maintenance management for Computer Task Group, an information technology services business, from September 1996 to March 1998. From 1991 through 1996 Mr. Marion held various technical management and director-level positions with ACC Corp, a telecommunications business, ultimately serving as the corporate vice president of information technology. Since 1973, Mr. Marion has held various progressive information technology and management positions in education, financial services, healthcare, telecommunications and consulting services.

     Roger J. Pachuta joined our company as senior vice president of network services in February 2000. Prior to joining our company, Mr. Pachuta was vice president of network field operations and held various other network operations positions for AT&T Wireless from 1993 to 2000. From 1987 to 1992, Mr. Pachuta served as vice president of customer and network services for Ameritech Mobile Communications, first starting with that company in 1983. Beginning in 1970, Mr. Pachuta's professional network experience includes engineering and network operations positions at AT&T and Ohio Bell Telephone Company.

     Steven A. Reimer is our senior vice president of customer operations, joining our company in January 2001. Mr. Reimer was formerly with AT&T Broadband from June 1999 to December 2000 where he last served as vice president of operations. Mr. Reimer joined AT&T Broadband through its acquisition of MediaOne, where he had been vice president of operations from 1994 to June 1999. From 1981 to 1994, Mr. Reimer held management positions at Continental Cablevision, ultimately serving as vice president/ district manager. From 1979 to 1981, he was manager of operations for United Cable Television.

     Michele D. Sadwick is our vice president of customer base management, serving in that role since October 2002. Ms. Sadwick joined our company in November 1999 as vice president of corporate communications. Ms. Sadwick previously served as director of internal and external communications for Global Crossing, joining that firm through its acquisition of Frontier Corporation where she held communications management positions since 1994.

     Russell A. Shipley joined our company in June 2003 as new technology officer. Prior to joining our company, Mr. Shipley served as vice president of operations for Global Name Registry from September 2002 to June 2003. Mr. Shipley provided individual consulting services for startups and telecom investment firms from March 2002 to September 2002. Mr. Shipley served as senior vice president of global network transport operations for Global Crossing from January 2002 to March 2002, vice president of data engineering and operations from June 2000 to December 2001 and as vice president of network services from September 1999 until June 2000. Mr. Shipley joined Global Crossing in September 1999 when it acquired Frontier Corporation, where he had been vice president of network services since June 1999, and was vice president of network planning and development from September 1995 to May 1999. Mr. Shipley held numerous management positions between 1985 and 1994 for Rochester Telephone, the predecessor of Frontier.

     Michael J. Tschiderer joined our company in May 2000 and has served as our vice president of finance and controller since March 2001. He has served as treasurer since April 2003. Mr. Tschiderer served as our vice president, finance and administration from May 2000 to March 2001. Before joining us, Mr. Tschiderer had been a partner in the accounting firm of Bonadio & Co. in Rochester, New York from 1995 to April 2000. He is a certified public accountant in the state of New York.

     Messrs. Huff, Wetzel, Clevenger, Zuckerman, Marion, Pachuta, Reimer and Tschiderer and Ms. Sadwick all served as officers at the time we initiated our voluntary pre-negotiated petition in bankruptcy in February 2002.

     None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2003, 2002, and 2001, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to our chief executive officer and the four most highly compensated executive officers other than the chief executive officer employed by us as of December 31, 2003. This table also indicates the principal capacities in which they served during 2003.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION               LONG TERM
                                    ---------------------------------------   COMPENSATION     ALL OTHER
                                                             OTHER ANNUAL        AWARDS       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)    COMPENSATION($)   OPTIONS(#)(1)       ($)
---------------------------  ----   ---------   --------    ---------------   -------------   ------------
Rolla P. Huff,...........    2003    440,654    455,554(1)          --            824,100            --
  chairman and chief         2002    509,692    624,097(2)          --(3)       2,206,250            --
  executive officer          2001    500,000    136,000         50,771(4)         956,250(6)         --
Joseph M. Wetzel,........    2003    300,000    191,231(1)      71,561(5)         202,500            --
  president and chief        2002    263,462    344,537(2)          --(3)       1,456,250            --
  operating officer          2001    250,000    125,000         59,549(5)         206,250(6)         --
S. Gregory Clevenger,....    2003    264,423    191,231(1)          --            335,625            --
  executive vice president   2002    236,748    157,037(2)          --          1,428,125       168,750(7)
  and chief financial        2001    200,000     60,077             --            178,125(6)         --
  officer
Roger J. Pachuta,........    2003    200,000    101,990(1)          --            108,000            --
  senior vice president --   2002    200,000     70,602(2)          --            112,500        60,000(7)
  network services           2001    200,000     36,791             --            112,500(6)         --
Steven A. Reimer,........    2003    200,000    127,487(1)          --            135,000        66,670(8)
  senior vice president --   2002    200,000     95,000(2)          --            225,000       104,869(7)
  customer operations        2001    190,769         --             --             75,000(6)     40,000(9)

---------------

(1) Includes the cash component of the 2003 annual bonus paid in 2004.

(2) Represents 2001 and 2002 annual bonuses, both paid in 2002.

(3) The amounts of perquisites received by Mr. Huff and Mr. Wetzel for 2002 have not been disclosed since they do not exceed the lesser of $50,000 or 10% of salary and bonus for that year.

(4) Mr. Huff's other annual compensation for 2001 includes various perquisites received by him, which were comprised of approximately $39,000 for the use of a company automobile and approximately $12,000 of various other perquisites.

(5) Mr. Wetzel's other annual compensation for 2003 includes perquisites received by him, which were comprised of approximately $51,000 related to the use of a townhouse in Las Vegas and approximately $21,000 of various other perquisites. Mr. Wetzel's other annual compensation for 2001 includes perquisites that were comprised of approximately $42,000 related to relocation expense and approximately $18,000 related to a car allowance.

(6) The options granted in 2001 replaced all previously granted options and were the only remaining options outstanding as of December 31, 2001. All stock options issued in 2001 have now been replaced with the options granted in 2002.

(7) Represents retention payments paid in 2002.

(8) Represents retention payments paid in 2003.

(9) Represents signing bonus paid in 2001.

EMPLOYMENT AGREEMENTS

     The following is a description of the employment agreements in effect between our company and the executive officers named in the Compensation Table above.

     Rolla P. Huff. Our employment agreement with Mr. Huff provides for a base salary of $402,000 per year and an annual bonus of up to the greater of (i) $536,000; or (ii) his base salary based on our achievement of certain annual targets to be established by our board of directors in conjunction with our annual operating budget or in the discretion of our board of directors. Mr. Huff is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Huff's employment may be terminated by either us or Mr. Huff at any time. Mr. Huff has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. In the event Mr. Huff's employment ceases, Mr. Huff will be entitled to severance pay equal to the greater of (a) $1.5 million or (b) two times his base salary preceding his cessation of employment (or $536,000 if higher), and the highest bonus paid to him during any 12 month period between November 1, 1999 and the termination date, with payment to be made in a lump-sum.

     Joseph M. Wetzel. Our employment agreement with Mr. Wetzel provides for a base salary of $300,000 per year and an annual bonus of up to 75% of his base salary based upon achieving established corporate, functional and individual goals. Mr. Wetzel is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Wetzel's employment may be terminated by either us or Mr. Wetzel at any time. Mr. Wetzel has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Wetzel's employment is terminated by us without cause or due to a change of control or there is a material change in Mr. Wetzel's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Wetzel will receive severance pay equal to two times the higher of his fixed salary immediately preceding the termination date or $300,000 and two times the highest bonus paid to him during any 12 month period between September 20, 2002 and the termination date, with payments to be made in a lump-sum.

     S. Gregory Clevenger. Our employment agreement with Mr. Clevenger provides for a base salary of $250,000 per year and an annual bonus of up to 75% of the greater of (i) $300,000; or (ii) his base salary based upon achieving established corporate, functional and individual goals. Mr. Clevenger is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Clevenger's employment may be terminated by either us or Mr. Clevenger at any time. Mr. Clevenger has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Clevenger's employment is terminated by us without cause or due to a change of control or there is a material change in Mr. Clevenger's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Clevenger will receive severance pay equal to two times the higher of his fixed salary immediately preceding the termination date or $300,000 and two times the highest bonus paid to him during any 12 month period between April 25, 2002 and the termination date, with payments to be made in a lump-sum.

     Roger J. Pachuta. Our employment agreement with Mr. Pachuta provides for a severance benefit of $150,000, if terminated by us without cause or voluntarily by the officer for good reason. Mr. Pachuta has agreed not to participate in a competitive business during the severance period.

     Steven A. Reimer. Our employment agreement with Mr. Reimer provides for a severance benefit of $150,000, if terminated by us without cause or voluntarily by the officer for good reason. Mr. Reimer has agreed not to participate in a competitive business during the severance period.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information regarding all stock options granted in the 2003 fiscal year under our Stock Option Plan to those executive officers named in the Compensation Table above.

                                                                                               POTENTIAL REALIZED
                          NUMBER OF          % OF                     MARKET                     ASSUMED ANNUAL
                         SECURITIES      TOTAL OPTIONS               PRICE OR                 RATES OF STOCK PRICE
                         UNDERLYING       GRANTED TO                FAIR VALUE                   APPRECIATION(1)
                       OPTIONS GRANTED   EMPLOYEES IN    EXERCISE    ON DATE     EXPIRATION   ---------------------
                           IN 2003        FISCAL YEAR     PRICE      OF GRANT       DATE         5%          10%
                       ---------------   -------------   --------   ----------   ----------   ---------   ---------
Rolla P. Huff........      402,000           8.7%         $0.19       $0.19       04/07/13    $ 48,035    $121,730
Rolla P. Huff........      180,900           4.1%         $1.28       $1.28       07/28/13    $145,622    $369,034
Rolla P. Huff........      241,200           5.2%         $1.80       $1.80       10/10/13    $273,041    $691,939
Joseph M. Wetzel.....      101,250           2.2%         $1.28       $1.28       07/28/13    $ 81,505    $206,549
Joseph M. Wetzel.....      101,250           2.2%         $1.80       $1.80       10/10/13    $114,616    $290,460
S. Gregory
  Clevenger..........      150,000           3.3%         $0.19       $0.19       04/07/13    $ 17,923    $ 45,422
S. Gregory
  Clevenger..........       84,375           1.8%         $1.28       $1.28       07/28/13    $ 67,921    $172,124
S. Gregory
  Clevenger..........      101,250           2.2%         $1.80       $1.80       10/10/13    $114,616    $290,460
Steven A. Reimer.....       67,500           1.5%         $1.28       $1.28       07/28/13    $ 54,336    $137,699
Steven A. Reimer.....       67,500           1.5%         $1.80       $1.80       10/10/13    $ 76,410    $193,640
Roger J. Pachuta.....       54,000           1.2%         $1.28       $1.28       07/28/13    $ 43,469    $110,159
Roger J. Pachuta.....       54,000           1.2%         $1.80       $1.80       10/10/13    $ 61,129    $154,912

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows aggregate exercises of options during 2003 and the values of options held as of December 31, 2003 by those executive officers named in the Compensation Table above.

                                                             NUMBER OF        VALUE OF UNEXERCISED
                                NUMBER OF               UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                 SHARES                  DECEMBER 31, 2003    DECEMBER 31, 2003(1)
                               ACQUIRED ON    VALUE       EXERCISABLE(E)/       EXERCISABLE(E)/
                                EXERCISE     REALIZED    UNEXERCISABLE(U)       UNEXERCISABLE(U)
                               -----------   --------   -------------------   --------------------
Rolla P. Huff................       --           --         2,294,933(E)          $2,667,253(E)
Rolla P. Huff................       --           --           735,417(U)          $1,024,187(U)
S. Gregory Clevenger.........       --           --         1,254,376(E)          $1,525,511(E)
S. Gregory Clevenger.........       --           --           509,374(U)          $  713,178(U)
Joseph M. Wetzel.............       --           --         1,140,001(E)          $1,346,460(E)
Joseph M. Wetzel.............       --           --           518,749(U)          $  726,020(U)
Steven A. Reimer.............       --           --           268,334(E)          $  207,675(E)
Steven A. Reimer.............       --           --            91,666(U)          $  129,749(U)
Roger J. Pachuta.............       --           --           183,000(E)          $  119,490(E)
Roger J. Pachuta.............       --           --            37,500(U)          $   51,375(U)

---------------

(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 2003, which was $1.59 per common share.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of non-management directors. Further, our compensation committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

COMPENSATION GOVERNANCE

     This report describes our executive compensation program and the basis on which the 2003 fiscal year compensation determinations were made by us for our executive officers, including the chief executive officer and the executives named in the Compensation Table above. The compensation committee establishes all components of executive pay and recommends or reports its decisions to our board of directors for approval.

     The role of the compensation committee is to approve compensation levels of our executive officers and other officers or employees with an annual base salary in excess of $250,000, to approve incentive payments to each executive officer and to administer our stock option plan.

COMPENSATION PHILOSOPHY

     Our executive compensation programs are designed to enhance the value to our stockholders. This is accomplished through policies and practices that facilitate the achievement of our performance objectives, provide compensation that will attract and retain the talent required to achieve our goals and align our executive officers' interests with the interests of our stockholders.

     Our approach to executive compensation has been designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance our growth and financial performance. Our compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of our stockholders. The compensation committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. Our executive compensation policy has three key elements: (i) a long-term component consisting of stock options, (ii) an annual component (base salary), and (iii) performance-based compensation consisting of stock options and/or cash compensation.

BASE SALARY

     The base salaries of executive officers are initially determined by reference to industry standards, individual performance and the scope of responsibility in relation to other officers and key executives within our company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. The base salaries of Rolla P. Huff, Joseph M. Wetzel, S. Gregory Clevenger and certain other officers were negotiated within the context of employment agreements between the officer and us.

     While it is the compensation committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of our geographic location and individual job responsibilities, it is further the intent of the compensation committee to maintain a close relationship between our performance and the base salary component of our executive officers' compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Huff's base compensation was determined by contractual negotiations with Mr. Huff in September 2002 and after considering the market rate for chief executive officers in comparable publicly held companies.

     With respect to Mr. Huff's compensation for 2003, the compensation committee carefully evaluated Mr. Huff's performance, and in particular, the effectiveness of his leadership in handling the sale of our markets in Florida, Georgia, Texas, Michigan and Ohio. Also considered was the continued effectiveness of the retention plan for officers instituted in October 2001, the extent to which our management team remained with us during and after the sale of markets, the successful sale of shares of common stock through a private placement which raised $17.47 million in gross proceeds and our extensive efforts to identify a strategic transaction that would increase stockholder value. After considering all of these factors, the compensation committee awarded Mr. Huff a cash bonus of $455,554 for 2003 performance. In addition to the award to Mr. Huff of this cash component of his 2003 bonus, the compensation committee also awarded Mr. Huff 663,300 stock options pursuant to the 2003 Management Incentive Bonus Program.

STOCK OPTIONS

     Under our stock option plan, stock options are granted to our executive officers and all other employees. Upon joining our company, an individual's initial option grant is based on the individual's responsibilities and position. Subsequent stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of our business, the compensation committee believes stock option grants are an effective method of incentivizing executives to take a longer term view of our performance and to ensure that our executives' and stockholders' interests are in alignment.

     The exercise price of each option has generally been the market price of our common stock on the date of grant. Option grants given in lieu of a cash bonus typically provide for immediate vesting. Other option grants generally provide for delayed vesting over a period of three to five years. All options have a term of ten years. The compensation committee believes that stock options give executive officers greater incentive throughout the term of the options to strive to operate our company in the manner that directly affects the financial interests of the stockholders both on a long term, as well as a short term, basis.

     In determining the number of option shares to grant to executive officers, the compensation committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendations of the chief executive officer and chief operating officer are of paramount importance in determining stock option awards.

INCREASES TO SHARES RECEIVED FOR STOCK OPTIONS

     In 2003, we reserved an additional 4,000,000 shares of common stock for issuance pursuant to our stock option plans.

PERFORMANCE BONUSES

     For the year 2003, each executive officer except for our chief executive officer, chief operating officer, chief financial officer and general counsel was eligible to receive a target bonus under the 2003 Management Incentive Bonus Program equal to a pre-determined percentage of his/her annual base earnings. The stock option component of the 2003 bonuses was paid quarterly and the cash component was paid in February 2004 based on performance in 2003. The 2003 Bonus Program is based upon results of a formula that takes into consideration our EBITDA and individual management objectives established for each participant in the program. Certain thresholds must be achieved in order to receive any payout. The bonus payouts for our chief executive officer, chief operating officer, chief financial officer and general counsel in the form of cash and/or stock options were paid at the discretion of the Compensation Committee, with the stock option component paid quarterly and the cash component paid in February 2004.

                                          Submitted by

                                          COMPENSATION COMMITTEE

                                          Michael E. Cahr     Anthony J. Cassara
                                          (Chairman)

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                           RELATED PARTY TRANSACTIONS

     On February 20, 2003, we entered into an agreement with Pacific Alliance Limited, LLC ("PAL") of which one of our directors, Richard L. Shorten, Jr., is a managing director. Under the agreement, PAL provided assistance to us in connection with our efforts to finance our working capital requirements. During 2003, PAL received a cash retainer of $60,000 and an additional fee of $158,375 upon the closing of a private placement of common stock in September 2003. Our arrangement with PAL has now been terminated. We believe the terms and conditions of the agreement were at least as favorable to us as those which we could have received from an unaffiliated third party, and that PAL was well suited to perform the services requested.

     Andrew D. Lipman is a partner and vice chairman of the Swidler Berlin Shereff Friedman law firm in Washington, D.C. We have retained that law firm for legal regulatory counsel in 2003 and 2004 and intend to continue to do so in the future.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares our stock performance to the CRSP Total Return Index for the NASDAQ National Composite Index and the NASDAQ Telecommunications Index. The stock price performance graph assumes an investment of $100 in us and the two indexes, respectively, on December 31, 1998, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from December 31, 1998 through December 31, 2003 is not necessarily indicative of future results.
(MPOWER TOTAL RETURNS GRAPH)

                                                                                     NASDAQ
                                                                            TELECOMMUNICATIONS STOCKS
                                                                               SIC 4800-4899 US &        NASDAQ STOCK MARKET (US
                                                   MPOWER HOLDING CORP               FOREIGN                   COMPANIES)
                                                   -------------------      -------------------------    -----------------------
12/31/98                                                 100.00                      100.00                      100.00
12/31/99                                                 725.00                      178.74                      185.43
12/31/00                                                 109.82                       76.11                      111.83
12/31/01                                                   9.64                       50.64                       88.71
12/31/02                                                   0.50                       23.31                       61.33
12/31/03                                                   3.98                       38.77                       91.70

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                            INDEPENDENT ACCOUNTANTS

     On July 30, 2002, our board of directors approved the decision to dismiss Arthur Andersen LLP ("Andersen") as our independent auditor.

     Except for a going concern modification stated in Andersen's report dated February 6, 2002 which is included in our annual report on Form 10-K for the fiscal year ended December 31, 2001, Andersen's reports on our financial statements for each of the preceding two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years prior to the dismissal of Andersen and the subsequent interim period through July 30, 2002, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements; and (2) no reportable events, as described in Item 304(a)(1)(v) of the Commission's Regulation S-K.

     We provided Andersen with a copy of the foregoing disclosures. We have been unable to obtain a letter from Andersen stating its agreement with the foregoing disclosures. Andersen has advised us that they no longer have an infrastructure to process such requests.

     Effective July 30, 2002, we engaged Deloitte & Touche LLP to serve as our independent auditor. Our board of directors approved the engagement of Deloitte & Touche LLP on July 30, 2002.

     During the two most recent fiscal years prior to the engagement of Deloitte & Touche LLP and the subsequent interim period through July 30, 2002 prior to engaging Deloitte & Touche LLP, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of the Commission's Regulation S-K.

     Our board of directors and audit committee have selected Deloitte & Touche LLP as our independent auditors for the 2004 year. Deloitte & Touche LLP has served as our independent auditors since July 2002. Representatives of Deloitte & Touche LLP are expected to be available by telephone during the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                       FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for the audit of our annual financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $0.2 million for the year ended December 31, 2003, and $0.5 million for the year ended December 31, 2002. Approximately $0.3 million of the fees in 2002 were attributable to the Deloitte & Touche LLP re-audit of our financial statements for the years ended December 21, 2001 and December 31, 2000. The re-audits were required as a result of our required adoption of "Accounting for Discontinued Operations."

AUDIT-RELATED FEES

     The aggregate fees billed by Deloitte & Touche LLP for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above were minimal for the years ended December 31, 2003 and 2002.

TAX FEES

     The aggregate fees billed for tax compliance, tax advice and tax planning rendered by Deloitte & Touche LLP to us were approximately $0.1 million for each of the fiscal years ended December 31, 2003 and 2002. The 2003 and 2002 fees related to the preparation of our income tax returns and, to a lesser extent, tax consulting.

ALL OTHER FEES

     The aggregate fees billed for all other non-audit services rendered by Deloitte & Touche LLP to us were minimal for the year ended December 31, 2003, and approximately $0.1 million for the year ended December 31, 2002. The fees in 2002 related to property tax valuations and other property tax consulting. These property tax valuations were performed prior to Deloitte & Touche LLP being selected as our auditors.

     All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee is that the audit committee must approve of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management. No non-audit services were rendered that were not in compliance with this policy.

                             STOCKHOLDER PROPOSALS

     We currently expect to hold our 2005 annual meeting of stockholders in July and to mail proxy materials in June 2005. In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2005 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 175 Sully's Trail, Suite 300, Pittsford, New York 14534, attention: Russell Zuckerman, Secretary, not later than March 11, 2005.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 175 Sully's Trail, Suite 300, Pittsford, New York 14534, or call us at (585) 218-6550. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

     At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman
                                          Secretary

                           MPOWER HOLDING CORPORATION

                        2004 ANNUAL STOCKHOLDERS MEETING

                          HILTON CHICAGO O'HARE AIRPORT

                            TUESDAY, AUGUST 24, 2004

                            10:00 A.M. (CENTRAL TIME)


               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

--------------------------------------------------------------------------------


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 2004

                           MPOWER HOLDING CORPORATION

         The undersigned hereby appoints Rolla P. Huff and Russell I. Zuckerman, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on June 30, 2004, at the Annual Meeting of the Stockholders to be held on August 24, 2004 at 10:00 a.m. (local time) at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

(PHONE GRAPH)             VOTE BY TELEPHONE OR INTERNET         (COMPUTER GRAPH)
                          QUICK *** EASY *** IMMEDIATE

                           MPOWER HOLDING CORPORATION

VOTING BY TELEPHONE OR INTERNET IS QUICK, EASY AND IMMEDIATE. As an Mpower Holding Corporation stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 23, 2004.

TO VOTE YOUR PROXY BY INTERNET
WWW.CONTINENTALSTOCK.COM
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY PHONE
1 (800) 293-8533
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

              PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING
                           ELECTRONICALLY OR BY PHONE.

TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -
--------------------------------------------------------------------------------

                                      PROXY

                                                                Please mark
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS     your votes[X]
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.                   like this
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                      WITHHOLD
                                                            FOR      AUTHORITY

1.    ELECTION OF CLASS I DIRECTORS:                        [ ]         [ ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

Michael M. Earley         Robert M. Pomeroy

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                                  COMPANY ID:

                                                                 PROXY NUMBER:

                                                                ACCOUNT NUMBER:

SIGNATURE ________________________ SIGNATURE ___________________ DATE __________

NOTE: Please sign exactly as name appears hereon. When shares are held in more than one name, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.